Exhibit 99.1

Nxt-ID, Inc. Announces Pricing of Public Offering of Common Stock and Warrants

Shelton, CT – September 10, 2014 – Nxt-ID, Inc. (Nasdaq: NXTD and NXTDW) (“Nxt-ID” or the “Company”), a biometric authentication company focused on the growing mobile commerce market, today announced the pricing of an underwritten public offering of 2,127,273 of shares of common stock and warrants to purchase 2,127,273 shares of common stock at a combined public offering price of $2.75 per share and related warrant. The Company expects to receive $5,850,000 in gross proceeds, before underwriting discounts and offering expenses payable by the Company and assuming no exercise of the underwriter’s over-allotment option. The Company has granted the representative of the underwriters a 45-day option to purchase up to 319,090 additional shares of common stock and/or warrants to purchase up to an additional 319,090 shares of common stock. The warrants are exercisable for a period of five years beginning on the closing date of the offering at an exercise price of $3.288 per share.

The Company intends to use the net proceeds received from the offering for general corporate purposes including working capital, product development and marketing activities.

The shares of common stock and warrants to purchase common stock are expected to begin trading on The NASDAQ Capital Market under the ticker symbol "NXTD" and “NXTDW,” respectively, on Thursday, September 11, 2014. The offering is expected to close on September 15, 2014, subject to customary closing conditions.

Northland Capital Markets and The Benchmark Company are acting as Co-Book-Running Managers, and Newport Coast Securities Inc. is acting as co-manager for the offering.

A registration statement on Form S-1 (File No. 333-197845) relating to the securities was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from the offices of Northland Capital Markets, 45 South 7th Street, Suite 2000, Minneapolis, MN 55402, (612) 460-4803, or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

About Nxt-ID

Nxt-ID's innovative MobileBio™ solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio™ suite of biometric solutions that secure consumers' mobile platforms led by the Wocket™; a next generation smart wallet designed to replace all the cards in your wallet, no smart phone required. The Wocket works anywhere credit cards are accepted and only works with your biometric stamp of approval. www.wocketwallet.com

NXT-ID's wholly owned subsidiary, 3D-ID LLC, is engaged in biometric identification and has 22 licensed patents in the field of 3D facial recognition http://www.nxt-id.com, http://3d-id.net.

For more information, please visit www.nxt-id.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Nxt-ID, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

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